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                                                                     EXHIBIT 4.2

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                             BENEFICIAL CORPORATION

                                       and


                           --------------------------,
                                   as Trustee


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                                 Debt Securities

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                                    INDENTURE


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                          Dated as of __________, 199_

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          INDENTURE, dated as of __________, 199_ (the "Indenture"), between
BENEFICIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 301 North Walnut Street, Wilmington, Delaware 19801, and _________________, Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

          WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Indenture on the terms set forth herein;

          WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debt securities (herein called the "Securities"), to be issued in one or more series as provided in this Indenture;

          WHEREAS, all things necessary to make this Indenture a valid agreement of the Company and the Trustee, in accordance with its terms have been done;

          NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Securities by the holders thereof and of the sum of $1 duly paid by the Trustee at execution of the presents, the receipt of which is hereby acknowledged, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Securities or of the series thereof, as follows:

PARAGRAPH A. INCORPORATION BY REFERENCE

          Articles One through Thirteen of the Beneficial Corporation Amended and Restated Standard Multiple-Series Indenture Provisions dated, and filed with the Securities and Exchange Commission on, July 1, 1997 (herein called the "Standard Provisions"), a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

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PARAGRAPH B. ADDITIONAL PROVISIONS

          Each of the following provisions, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions:

                         Section 7.15. At the date of this Indenture, the
                  office of the Trustee is located at

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                  (Attention: Corporate Trust Administration).

                                ARTICLE FOURTEEN

                            Miscellaneous Provisions

          Section 14.01. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            BENEFICIAL CORPORATION

                                            By:_________________________________
                                               Title:



ATTEST:

__________________________________
Title:

                                               ________________________________,
                                               Trustee

                                               By:______________________________
                                                  Title:



ATTEST:

__________________________________
Title:

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STATE OF NEW JERSEY            )
                               )  ss:
COUNTY OF SOMERSET             )

          On the    day of       , 19 , before me personally came              ,
to me known, who being by me duly sworn, did depose and say that he is of BENEFICIAL CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       _________________________
                                                             Notary Public

STATE OF NEW YORK                   )
                                    )  ss:
COUNTY OF NEW YORK                  )

          On the    day of       , 19 , before me personally came              ,
to me known, who being by me duly sworn, did depose and say that he is
                    of                    , one of the corporations described
in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       _________________________
                                                             Notary Public

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